  As filed with the Securities and Exchange Commission on September 28, 1998.
                             Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES  ACT OF 1933
                        ---------------------------------


                             PHILIP SERVICES CORP.
             (Exact name of Registrant as specified in its charter)



  PROVINCE OF ONTARIO, CANADA                   NOT APPLICABLE
 (Province or other Jurisdiction               (I.R.S. Employer
of Incorporation or Organization)             Identification No.)



                      100 KING STREET, P.O. BOX 2440, LCD1
                           HAMILTON, ONTARIO, CANADA
                                    L8N 4J6
                                (905)  521-1600
   (Address and telephone number of Registrant's principal executive offices)


                             PHILIP SERVICES CORP.
                                  401(K) PLAN
                              (Full title of plan)


                      PHILIP ENVIRONMENTAL (NEW YORK) INC.
                           C/O CT CORPORATION SYSTEM
                                1633 BROADWAY
                          NEW YORK, NEW YORK 10019
                                (212) 664-1666
           (Name, address and telephone number of agent for service)

                        ---------------------------------
                                    Copy to:
                          CHRISTOPHER W. MORGAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         ROYAL BANK PLAZA, NORTH TOWER
                           200 BAY STREET, SUITE 1820
                        TORONTO, ONTARIO, CANADA M5J 2J4
                                 (416) 777-4700
                        ---------------------------------

                        CALCULATION OF  REGISTRATION FEE


                                                       PROPOSED        PROPOSED
                                                       MAXIMUM         MAXIMUM
               TITLE OF                 AMOUNT TO BE   OFFERING PRICE  AGGREGATE          AMOUNT OF REG-
     SECURITIES TO BE REGISTERED        REGISTERED(1)  PER SHARE(2)    OFFERING PRICE(2)  ISTRATION FEE
COMMON SHARES, NO PAR VALUE                500,000         $0.85           $425,000         $125.38

INTERESTS IN THE PHILIP SERVICES CORP.       (3)            (3)               (3)              (3)
401(K) PLAN

NOTES
(1) The Common Shares being registered consist of shares to be acquired in open market purchases pursuant to the Philip Services Corp. 410(k) Plan.
(2) Calculated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Common Shares as reported on The New York Stock Exchange on September 21, 1998.
(3) In addition, pursuant to Section 3(a)(2) and Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Philip Services Corp. 401(k) Plan. Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby.

                               PAGE 1 OF 11 PAGES
                            EXHIBIT INDEX ON PAGE 9

                                    PART II

              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, or excerpts thereof as indicated, filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

      (a) Annual Report on Form 10-K/A of Philip Services Corp. (the "Registrant") for the fiscal year ended December 31, 1997, filed with the Commission on May 15, 1998;

      (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997; and

      (c) The description of the Common Shares included in the Registration Statement on Form 20-F (Commission File No. 0-20854) of the Registrant, filed with the Commission on February 9, 1993.

     All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another company of which the Registrant is or was a stockholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of such position, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may, with the approval of the court, be made in connection with the procuring of a judgment in favor of the Registrant or such other company if the conditions set forth above have been fulfilled. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

     In accordance with the Business Corporations Act (Ontario), the By-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a company in which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he was made a part by reason of his being or having been a director or officer of the Registrant or such other company, if he acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The By-laws also provide that the Registrant shall indemnify the above described persons in such other circumstances as the Business Corporations Act (Ontario) permits or requires. The By-laws do not limit the right of a person entitled to indemnity to claim indemnity apart from the provisions of the By-laws.

     The Registrant provides insurance for the benefit of directors and officers of the Company against liability incurred by, arising from or against them for certain of their acts, errors or omissions. These policies provide maximum coverage in any one policy year of an aggregate of $100 million subject to a $500,000 deductible. In the last completed fiscal year, the total premium for directors' and officers' liability insurance was $571,850. The premiums for the policy are not allocated between directors and officers as separate groups.

     Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

  The following exhibits are attached hereto:

  Exhibit
  Number   Description
  -------  -----------
  4.1*     Indenture, dated as of June 1, 1989, relating to 7%
           Convertible Subordinated Debentures due 2014 between Allwaste,
           Inc. and Texas Commerce Trust Company of New York
  4.2*     Specimen of Common Share Certificate
  23.1     Consent of Deloitte & Touche
  24.1     Powers of Attorney (included on page 6 of this Registration
           Statement)


-----------
* Incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on May 15, 1998.

ITEM 9.    UNDERTAKINGS.

     A.    The Registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant by the Registrant pursuant to existing provisions or arrangements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      D.   The Registrant will submit or has submitted the Philip
           Services Corp. 401(k) Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Province of Ontario, Canada, on September 28, 1998.


                                        PHILIP SERVICES CORP.






                                        By:  /s/ Colin Soule
                                 ---------------------------------
                                        Colin Soule
                                        Executive Vice President, General
                                        Counsel and Corporate Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of Philip Services Corp. whose signature appears below constitutes and appoints Felix Pardo and Phillip Widman, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 28, 1998.


                     Signature                Title
             ---------------------  ------------------------------


             /s/ Felix Pardo        President, Chief
             ---------------------
             Felix Pardo            Executive Officer and Director
                                    (Principal Executive
                                    Officer)

             /s/ Phillip Widman     Executive Vice President
             ---------------------
             Phillip Widman         and Chief Financial Officer
                                    (Principal Financial
                                    Officer and Principal
                                    Accounting Officer)

             /s/ Robert L. Knauss   Director
             ---------------------
             Robert L. Knauss


             /s/ Roy Cairns         Director
             ---------------------
             Roy Cairns


             /s/ Allen Fracassi     Director
             ---------------------
             Allen Fracassi


             /s/ Peter Green        Director
             ---------------------
             Peter Green


             /s/ William E. Haynes  Director
             ---------------------
             William E. Haynes


                                    Director
             ---------------------
             Harland A. Riker


             /s/ Derrick Rolfe      Director
             ---------------------
             Derrick Rolfe


             /s/ Herman Turkstra    Director
             ---------------------
             Herman Turkstra

                           AUTHORIZED REPRESENTATIVE


     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Philip Services Corp. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Hamilton, Province of Ontario, Canada, on September 28, 1998.


                                PHILIP ENVIRONMENTAL (NEW YORK) INC.
                                (Authorized U.S. Representative)


                                By:  /s/ Colin Soule
                                     ------------------
                                     Name:  Colin Soule
                                     Title:  Secretary

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Province of Ontario, Canada, on September 28, 1998.



                           PHILIP SERVICES CORP. 401(K) PLAN

                           By:  PHILIP SERVICES CORP.,
                                Plan Administrator



                           By:  /s/ Felix Pardo
                                ----------------------------------
                                Name: Felix Pardo
                                Title:  President and Chief Executive Officer

                               INDEX TO EXHIBITS

Exhibit
Number   Description                                                     Page No.
-------  -----------                                                     -------
4.1*    Indenture, dated as of June 1, 1989, relating to 7% Convertible
        Subordinated Debentures due 2014 between Allwaste, Inc. and Texas
        Commerce Trust Company of New York ..............................
4.2*    Specimen of Common Share Certificate
23.1    Consent of Deloitte & Touche ....................................    11
24.1    Powers of Attorney (included on page 6 of this Registration
        Statement) ......................................................


------------
* Incorporated by reference to the exhibits filed with the Company's Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on May 15, 1998.